Exhibit 99.g(1)(c)

EXECUTION

AMENDMENT NO. 2

TO

CUSTODY AGREEMENT

This Amendment No. 2 (“Amendment”) is made as of the 2nd day of March, 2020, by and between Invesco Fund Family (each, a “Fund” and collectively, the “Funds”) on behalf of each series and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Funds entered into a Custody Agreement dated as of August 30, 2018, as amended to date, (the “Agreement”) relating to BNY Mellon's provision of services to each Fund and its series (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

INVESCO FUND FAMILY

By:	/s/ Sheri Morris
Name:	Sheri Morris
Title:	President

THE BANK OF NEW YORK MELLON

By:	/s/ Gerard Connors
Name:	Gerard Connors
Title:	Vice President

EXECUTION

SCHEDULE I

(Amended and Restated as of March 2, 2020)

Short-Term Investments Trust

Invesco Government & Agency Portfolio

Invesco Liquid Assets Portfolio

Invesco STIC Prime Portfolio

Invesco Tax-Free Cash Reserve Portfolio

Invesco Treasury Obligations Portfolio

Invesco Treasury Portfolio

AIM Treasurer's Series Trust (Invesco Treasurer's Series Trust)

Invesco Premier Portfolio

Invesco Premier Tax-Exempt Portfolio

Invesco Premier U.S. Government Money Portfolio

Invesco Management Trust

Invesco Conservative Income Fund

AIM Investment Securities Funds (Invesco Investment Securities Funds)

Invesco Government Money Market Fund

Invesco Oppenheimer Government Cash Reserves Fund

Invesco Oppenheimer Government Money Market Fund

Invesco Oppenheimer Ultra-Short Duration Fund

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco V.I. Government Money Market Fund

Invesco Oppenheimer V.I. Government Money Fund